UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2016, National Rural Utilities Cooperative Finance Corporation (“CFC”) designated and the Federal Agricultural Mortgage Corporation (“Farmer Mac”) approved an additional tranche of loans with an aggregate principal amount of approximately $420 million as qualified loans subject to Farmer Mac’s standby purchase commitment under CFC’s Long Term Standby Commitment to Purchase (the “Agreement”). In addition, the Agreement was amended to provide that, in lieu of the original termination right applicable to the first tranche of qualified loans, CFC will have the right, beginning three years after the designation and approval of loans in the additional tranche and any subsequent tranches, to remove such loans from being subject to the Agreement, subject to the limitation that no more than 20% of the aggregate original principal balance of such loans may be removed in any 12 calendar month period, and a further limitation on removal based on the overall weighted average risk rating of the loan pool assigned by CFC.

The foregoing summary is qualified in its entirety by reference to the full text of the amendment which will be filed as an exhibit to CFC’s Annual Report on Form 10-K for the fiscal year ended May 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By:	/s/ J. Andrew Don
J. Andrew Don
Senior Vice President and Chief Financial Officer

Dated: June 2, 2016